UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 12, 2024

(Date of earliest event reported)

SALLY BEAUTY HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33145	36-2257936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Colorado Boulevard, Denton, Texas	76210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (940) 898-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SBH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 12, 2024, Sally Holdings LLC (“Holdings”) and Sally Capital Inc. (together with Holdings, the “Issuers”), both subsidiaries of Sally Beauty Holdings, Inc. (the “Company”), the Company and certain domestic subsidiaries of the Company entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., as representative of the underwriters listed therein (collectively, the “Underwriters”), related to the Issuers’ public offering of $600,000,000 aggregate principal amount of the Issuers’ 6.75% Senior Notes due 2032 (the “Senior Notes”). The Company expects the offering of the Senior Notes to close on or about February 27, 2024, subject to customary closing conditions.

The offering of the Senior Notes was made pursuant to the Issuers’ shelf registration statement on Form S-3 (Registration No. 333-255937), filed with the Securities and Exchange Commission on May 10, 2021.

The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Issuers, on the one hand, and the Underwriters, on the other hand, have agreed to indemnify each other against certain liabilities and will contribute to payments the other party may be required to make in respect thereof.

The Issuers intend to use the net proceeds from the offering, together with borrowings under the Issuers’ existing senior secured credit facility and cash on hand, to redeem all of the Issuers’ 5.625% Senior Notes due 2025 that remain outstanding, at a redemption price equal to 100.00% of the outstanding principal amount of such notes being redeemed plus accrued and unpaid interest to, but not including, the redemption date. The Company expects the redemption to be completed on March 13, 2024, subject to certain conditions, including the consummation of the offering of the Senior Notes.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(d) The following Exhibits are filed herewith as part of this report:

1.1	Underwriting Agreement, dated February 12, 2024, by and among Sally Holdings LLC, Sally Capital Inc., the guarantors listed therein and BofA Securities, Inc., as representative of the several underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALLY BEAUTY HOLDINGS, INC.

February 13, 2024	By:	/s/ Denise Paulonis
Name: Denise Paulonis
Title: President and Chief Executive Officer